Exhibit 10.25

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (“Assignment”) is executed to be effective as of December 1, 2006 (the “Effective Date”), by and between Qwest Communications Corporation, a Delaware corporation (“Assignor”) and Rackspace DAL1DC Management LLC, a Texas limited liability company (“Assignee”).

R E C I T A L S

WHEREAS, Assignor and CRI Industrial Development, L.P., a Texas limited partnership entered into that certain Lease Agreement dated January 26, 2000 (as amended by the First Amendment to Lease Agreement dated as of January 23, 2001, the “Lease”), demising approximately 144,423 rentable square feet (the “Premises”) in that certain building commonly known as Heritage Business Park Building IV, (the “Building”) of Heritage Business Park (the “Project”) located in the City of Grapevine, Tarrant County, Texas;

WHEREAS, Assignor and Assignee entered into that certain Sublease Agreement dated as of July 22, 2004 (the “Sublease”), with respect to a subletting by Assignee of a portion of the Premises consisting of approximately 54,000 rentable square feet;

WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to assume Assignor’s obligations under the Lease upon the terms and conditions stated herein; and

WHEREAS, Assignor and Assignee have agreed to terminate the Sublease pursuant to a Sublease Termination Agreement between Assignor and Assignee (the “Termination”), and to enter into a Consent to Assignment and Other Agreements with Landlord (the “Consent”);

NOW, THEREFORE, in consideration of the foregoing premises, in the respective undertakings of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Conditions Precedent. The execution by all appropriate parties of the Termination and the Consent are conditions precedent to the parties’ obligations under this Assignment.

2 Assignment. Assignor grants, assigns and transfers to Assignee, its successors and assigns, all right, title and interest in, to and under the Lease and Assignee accepts from Assignor all right, title, and interest in the Lease, subject to the terms and conditions set forth in this Assignment.

3. Assumption of Lease Obligation. Assignee assumes and agrees to perform and fulfill all of the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor as tenant under the Lease first arising or occurring on or after the Effective Date. Assignor agrees to perform and fulfill all of the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor as tenant under the Lease arising or occurring prior to the Effective Date.

4. Indemnification. Assignor hereby indemnifies and agrees to defend and hold Assignee harmless from and against any and all claims and obligations accruing under the Lease prior to the Effective Date, except to the extent the same are caused by Assignee, and Assignee hereby indemnifies and agrees to defend and hold Assignor harmless from and against any and all claims and obligations accruing under the Lease on and after the Effective Date.

Assignment of Lease -	Page 1

5. Assignor’s Covenants. Assignor covenants that the copy of the Lease attached as Exhibit A is a true, correct and complete copy of the Lease as currently in effect and that there exists no other agreement affecting the Assignor’s tenancy under the Lease. Assignor warrants that as of the Effective Date, there is no uncured default under the Lease and agrees to hold Assignee harmless from any claim, demands or performance under the Lease occurring prior to the Effective Date.

6. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, their successors and assigns. This Assignment and the rights and obligations herein may not be transferred or assigned by one party without the other party’s written consent.

7. Counterparts. This Assignment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one Assignment.

8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Assignment on the dates set forth below.

[SIGNATURES ON FOLLOWING PAGES]

Assignment of Lease -	Page 2

ASSIGNOR:

Qwest Communications Corporation, a Delaware corporation

By:	/s/ La Rae Dodson
Name:	La Rae Dodson
Title:	Director – Real Estate
Date:	Nov 30, 2006

Assignment of Lease -	Page 3
Assignor Signature Page

ASSIGNEE:

Rackspace DAL1DC Management LLC, a Texas limited liability company

By:	/s/ A. Ganham Napier
Name:	A. Ganham Napier
Title:	PRESIDENT & CEO
Date:	11-30-06

Assignment of Lease -	Page 4
Assignee Signature Page

EXHIBIT A

LEASE

LEASE AGREEMENT

THIS LEASE AGREEMENT is dated this 26th day of January, 2000, between CRI INDUSTRIAL DEVELOPMENT, L.P., a Texas limited partnership (“Landlord”) and the Tenant named below.

Tenant:	QWEST COMMUNICATIONS CORPORATION, a Delaware corporation

Tenant’s representative:	John V. McGuire, Senior Director Real Estate and Administration

Address and phone no.:	4250 North Fairfax, Arlington, Virginia 22203, 703-363-4667

Landlord’s representative:	For all notices to Landlord required under this Lease, see Section 37 (c); and for coordination of construction and approval of change orders, see Section 6 of Exhibit C attached hereto.

Premises:	That portion of the Building, containing approximately 144,423 rentable square feet, as determined by Landlord, as shown on Exhibit A, situated on a portion of that certain real property legally described in Exhibit A-1 attached hereto.

Project:	That industrial park in which the Building is located, containing approximately 1,100,000 rentable square feet, as determined by Landlord, commonly known as Heritage Business Park.

Building:	That building in which the Premises are located with an address of 801 Industrial Boulevard, Grapevine, Texas 76051, commonly known as Heritage Business Park Building IV, containing approximately 348,979 rentable square feet, as determined by Landlord, situated on a portion of that certain real property legally described in Exhibit A-1 attached hereto.

Tenant’s Proportionate Share of Project:	13.13%

Tenant’s Proportionate Share of Building:	41.38%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 187th full calendar month thereafter, as it may be extended pursuant to the terms and provisions of this Lease

Commencement Date:	February 1, 2000

i

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

Monthly Base Rent:	Subject to the conditional abatement of Base Rent contained in Exhibit F attached hereto, Base Rent shall be the following amounts for the following periods of time:

	Months	Annual Rate Per Sq. Ft.	Monthly Base Rent
	February 1, 2000 - January 31, 2005	$9.40	$113,131.35
	February 1, 2005 - January 31, 2010	$10.25	$123,361.31
	February 1, 2010 - August 31, 2015	$11.25	$135,396.57

Initial Estimated Monthly Operating Expense	1. Utilities:	To be paid separately in accordance with Section 7 herein.
Payments:	2. Common Area Charges:	$4,212.34
(estimates only and subject to	3. Taxes:	$9,628.20
adjustment to actual costs and	4. Insurance:	$361.06
expenses according to the	5. Others:	$3,129.17
provisions of this Lease)

Initial Estimated Monthly Operating Expense Payments:	$17,330.77

Initial Monthly Base Rent and Operating Expense Payments:	Subject to the conditional abatement of Base Rent contained in Exhibit F attached hereto, $130,462.12

Security Deposit:	Not applicable

Tenant’s Broker:	Grubb & Ellis Company

Landlord’s Broker:	Trammell Crow Dallas/Fort Worth, Ltd.

Addenda:	Rules and Regulations; Exhibit A (Premises); Exhibit A-1 (Legal Description of Real Property); Exhibit B (Yard Area); Exhibit C (Construction Addendum); Exhibit D (Renewal Options); Exhibit E (Right of First Refusal for Building VI); Exhibit F (Right of First Refusal for Building IV); Exhibit G (Right of First Refusal for Building V); Exhibit H (Rent Abatement Provisions); Exhibit I (Form of Tenant’s Estoppel Certificate); and Exhibit J (Subordination, Non-Disturbance and Attornment Agreement).

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

23.	Events of Default	18

24.	Landlord’s Remedies	19

25.	Tenant’s Remedies/Limitation of Liability	21

26.	Waiver of Jury Trial	21

27.	Subordination	22

28.	Mechanic’s Liens	22

29.	Estoppel Certificates	22

30.	Environmental Requirements	23

31.	Rules and Regulations	26

32.	Security Service	26

33.	Force Majeure	26

34.	Entire Agreement	26

35.	Severability	26

36.	Brokers	27

37.	Miscellaneous	27

38.	Landlord’s Lien/Security Interest	29

39.	Limitation of Liability of PRISA, Landlord’s Partners, and Others	29

40.	Relocation	29

41.	Cable Easements	29

42.	Fire Protection Provision	20

43.	Yard Area	30

44.	Security System	30

45.	Tenant’s Equipment	30

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

46.	Interconnection Rights	33

47.	Collocation	34

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CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

LIST OF DEFINED TERMS

Page
Amendment	D-2
Barton Graphic	E-1
Building IV Refusal Space	F-1
Building V Refusal Space	G-2
Building VI Refusal Space	E-l
Cables	29
Change Order	C-2
Collocation Party	34
Commencement Date of the First Renewal Term	D-1
Commencement Date of the Second Renewal Term	D-1
Common Area	2
Construction Allowance	C-2
Construction Plans	C-1
Consultant	25
Contract Sum	C-2
Contractor List	C-3
Easements	29
Environmental Requirements	23
Event of Default	18
Excess Costs	C-3
Final Completion Date	C-3
First Renewal Notice	D-1
First Renewal Term	D-1
Force Majeure	26
GAAP	8
Generator	30
Hazardous Materials	24
holder	22
Interconnection Equipment	34
Landlord	i
Landlord’s Punchlist	C-3
Legal Requirements	2
Market Rental Rate	D-l
Meet-Me Room	33
mortgage	22
Offer Notice	E-1
Operating Expenses	3
Parking Area	12
Permitted Costs	C-2
Permitted Transferees	14
proceeding for relief	18
Proposed Lease	E-1
Proposed Tenant	E-1
PruCrow	29

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

Removal Notice	11
Renewal Term	D-1
Report	25
Retainage	C-3
Satellite	32
Second Renewal Notice	D-1
Second Renewal Term	D-1
Secure Areas	17
Sign Requirements	12
Space Plan	C-1
Space Planner	C-1
Taken	13
Taking	13
Tangible Net Worth	8
Taxes	6
Telecommunications Use	1
Tenant Affiliate	14
Tenant Improvements	C-1
Tenant’s Contractors	C-2
Tenant’s Emergency Contact	17
Tenant’s Equipment	30
Tenant’s Notice	E-1
Tenant-Made Alterations	9
Trade Fixtures	11
Transfer	14
walls	8
Yard Area	30

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms covenants and conditions of this Lease

2. Acceptance of Premises. Except as may otherwise be expressly provided in a Construction Addendum attached hereto (if any), Tenant shall accept the Premises on the Commencement Date in its “AS-IS” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein Landlord represents and warrants that, as of the date Landlord tenders possession of the Premises to Tenant, the base building shell shall comply with all applicable Legal Requirements (as hereinafter defined) specific to base building shells, including the American with Disabilities Act, but specifically excluding zoning ordinances and other Legal Requirements specific to Tenant’s use of the Premises; provided, however that if the base building shell is not in compliance with such Legal Requirements and Tenant cannot commence construction of Tenant Improvements (as defined in Exhibit C) because of such lack of compliance caused by Landlord, then Landlord shall use commercially reasonable efforts to being the base building shell into such compliance within thirty (30) days of delivery of possession of the Premises to Tenant. For the purposes of the foregoing, if the lack of compliance is the result of Landlord’s failure to obtain any certificate from a governmental authority, then the issuance of the appropriate certificate by the applicable governmental authority following the base building final inspection shall satisfy the foregoing requirements. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes TENANT ACKNOWLEDGES THAT SUBJECT TO THE TERMS OF THIS LEASE (a) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A CONSTRUCTION ADDENDUM ATTACHED HERETO, IF ANY), (b) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (c) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (d) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A CONSTRUCTION ADDENDUM ATTACHED HERETO, IF ANY), AND (e) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as provided in this Section 2 and Sections 10 and 11 (d), in no event shall Landlord have any obligation for any defects if the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under this Section 2 and Sections 10 and 11 (d), and any punchlist items agreed to in writing by Landlord and Tenant.

3. Use.

(a) Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the purpose of the operation, instillation, maintenance, repair and replacement of telecommunications equipment and its related facilities, collocation with Tenant’s customers, and for general office use (the “Telecommunication Use”), an administration

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

office, computer systems, engineering, data services, receiving, storing, shipping and selling (but limited to wholesale and internet sales) products, materials and merchandise made and/or distributed by Tenant, maintaining a Meet Me Room (as defined in Section 46), which may be used by other internal service providers, provided Tenant shall (1) insure that all third parties who use the Meet Me Room comply with all of the terms and conditions of this lease and (2) remain primarily liable for all of the obligations of the “Tenant” under this Lease, and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 333 rentable square feet of office space in the Premises (not to exceed five percent (5%) of the Premises for the purpose of this calculation) and one person for each 1,000 rentable square feet of non -office space in the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project Subject to Section 43 and all applicable legal Requirements, outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall not do or permit anything to be done in or about the Premises, the Building or the Project that will unreasonably interfere with the rights of other tenants of the Building or the Project or allow the Premises to be used for any unlawful purpose”. Tenant shall not do, permit or suffer in on, or about the Premises the use or sale of any alcoholic liquor without the prior written consent of Landlord

(b) Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”) The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated hereunder, all as may be amended from time to time Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises Tenant will not use or permit the Premises to be used for any purpose or in any manner (other than Tenant’s permitted use) that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, except for the payment of rent.

(c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project (the “Common Area”), subject to such reasonable rules and regulations as Landlord may promulgate from time to time. Notwithstanding the foregoing, no designation or re-designation by Landlord, nor any of the rules and regulations, will, in Landlord’s reasonable discretion, materially impair the visibility of any signage installed on the exterior of the Building by Tenant pursuant to the terms and provisions of this Lease or materially impair pedestrian and vehicular access to the Premises

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

4. Base Rent. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease The Base Rent for calendar month November 2000 and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and, subject to Exhibit H. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first two (2) occurrences (but not any subsequent occurrence) during any 12-month period that tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5. Security Deposit. [Intentionally deleted].

6. Operating Expense Payments

(a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, but not more than twice per year, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project Payments thereof for any fractional calendar month shall be prorated

(b) The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Common Area utilities; maintenance, repair and replacement of all portions of the Common Area of the Project, including without limitation, paving and parking areas, roads, roofs (except that Landlord is responsible for replacement of the roof as provided in Section 10, Tenant being responsible only for Tenant’s Proportionate Share of the cost of roof repairs), roof membrane, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for services performed in connection with any often foregoing (provided such amounts are not duplicated under this definition of Operating Expenses); charges or assessments of any association to which the Project is subject; reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes consistent with customary business practices of landlords that own similar class light industrial/warehouse buildings located in the Dallas-Fort Worth metropolitan area; environmental insurance or environmental management fees; the cost of any insurance deductibles for insurance required to be maintained by Landlord hereunder: property management fees payable to a property

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

manager, including any affiliate of Landlord, or if there is no property manager an administration fee of two and one-half percent (2.5%) of the Base Rent payable to Landlord; security services, if any; trash collection sweeping and removal for the Common Area; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse/industrial or service center facility in the market area in a manner consistent to the level of operation that is typical in other similar class warehouse/industrial or service center facilities located in the market area in which the Project is located, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (l) Taxes (hereinafter defined) for each calendar year during the Lease term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term.

(c) Notwithstanding the foregoing, Operating Expenses do not include (1) costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Section 10 of this Lease; (2) debt service under mortgages or ground rent under ground leases; (3) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (4) leasing commissions or the costs of renovating space for tenants; (5) any costs or legal fees incurred in connection with any particular tenant or (6) costs of cleaning, remediating and/or restoring any portion of the Project resulting from the release of Hazardous Materials by Landlord, its agents or employees. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest over the lesser of the useful life of the improvement or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

(d) By April 15 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a reconciliation of Operating Expenses for the previous year. If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments Landlord shall maintain books and records of Operating Expenses for a period of two (2) years following the end of each calendar year Within 180 days following Tenant’s receipt of a year end reconciliation of Operating Expenses and upon ten (10) days’ prior written notice, so long as no Event of Default then exists under this Lease, Tenant or Tenant’s independent certified public accountant (which accountant shall be subject to Landlord’s reasonable approval and shall not be compensated in whole or in part on a contingency basis) shall have the right to audit Landlord’s books and records relating to the prior year’s Operating Expenses at a mutually convenient time at Landlord’s local office, if one exists, or if none exists, at Landlord’s main offices. Provided the requirements of this Section are satisfied; Landlord hereby approves any of the “Big Five” accounting firms to perform such audit or inspection. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord’s review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. Provided Landlord’s accounting for Operating Expenses is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper accounting for Operating Expenses shall be binding on Tenant in connection with any such audit or inspection. Tenant agrees to provide to Landlord copies of any and all reports, summaries

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

conclusions, and other results of such audit within ten (10) days following Tenant’s receipt thereof. If the audit discloses that the total amount invoiced to Tenant after year-end reconciliation for such year exceeds the actual Operating Expenses, Landlord shall credit the amount of overpayment towards any outstanding Base Rent, Operating Expenses or any other amounts due under this Lease, and then to Tenant’s next due payment of Operating Expenses, or if this Lease has expired, Landlord shall promptly refund the same to Tenant. If such audit discloses that the total amount invoiced to Tenant after year-end reconciliation for such year is less than Tenant’s Proportionate Share of Operating Expenses, Tenant shall pay the same to Landlord within thirty (30) days after receipt of the audit results Tenant and Tenant’s accountant shall keep the results of any such audit confidential as to all parties other than Landlord, and shall enter into a written confidentiality agreement prior to conducting such audit at Landlord’s request. Tenant shall pay the cost of such audit or inspection, including $150 per hour of Landlord’s or the building manager’s employee time devoted to such inspection or audit to reimburse Landlord for its overhead cost allocable to the time devoted to such inspection or audit, unless the total Operating Expenses for the period in question is determined to be in error by more than five percent (5%) in the aggregate, in which case Landlord shall pay the audit costs (not to exceed the amount tenant was overcharged for the period in question). Notwithstanding the foregoing, Landlord shall not charge Tenant a per hour fee for the Landlord’s or the building manager’s employee time for the first four (4) hours of such audit or inspection. For purposes of calculating Tenants Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease

(e) With respect to Operating Expenses which Landlord allocates to the entire Project because such Operating Expenses are related to the operation of the Project generally or portions of the Project other than the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building because such Operating Expenses are related solely to the operation of the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Without limiting the foregoing, Tenant, at its sole cost and expense, shall pay the cost of all equipment, meters, switches, transformers, feeders, risers, and wiring required to provide electrical service to the Premises and Tenant’s Equipment (collectively, the “Electrical Equipment”) Tenant may, at Tenant’s sole cost and expense, have the local electric utility company provide electrical current to the Building through dual feeds served by separate substations, subject to Landlord’s prior written consent, and Landlord shall use reasonable efforts, at Tenant’s sole cost and expense, to assist Tenant in obtaining such dual feeds from such local utility company Landlord will

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provide Tenant’s electrical service provider reasonable access to the Building to install, at a location therein acceptable to Landlord, the transformer required to furnish electrical service to the Premises The installation of all Electrical Equipment shall be done only in accordance with plans and specifications that have been previously submitted to and approved by Landlord in writing and shall be subject to the provisions of Section 12 The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring, as they may exist from time to time, in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall (a) comply with legal Requirements and the provisions of Section 12 of this Lease, (b) be installed by Tenant, at Tenant’s cost, and (c) not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, or interfere with or disturb other tenants of the Building. Whenever Tenant is required to pay the cost of any Electrical Equipment under the foregoing provisions, the cost thereof shall include the cost of installation, operation, use and maintenance of such Electrical Equipment. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use. To the extent electricity is provided to the Premises by means of a direct feed from the utility provider, Landlord makes no representation or warranty to Tenant concerning the quantity or availability of electrical power or electrical service to the Premises or for Tenant’s Equipment No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent; provided, however, that if the interruption or cessation of utilities resulted from a cause within landlord’s exclusive control and the Premises are not usable by Tenant for the conduct of Tenants business as a result thereof, Base Rent and applicable Operating Expenses shall be abated for the period which commences one (1) full business day after the date Tenant gives to Landlord written notice of such interruption until such time as the utilities required for the conduct of Tenant’s business are restored. Tenant shall not be entitled to such abatement if Tenant is in fact conducting business in the Premises during such interruption of utilities.

8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that either (a) accrue against the Project during the Lease Term if such taxes are payable in advance, or (b) are assessed against the Project during the Lease Term if such Taxes are payable in arrears. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 6 hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Section 6 once the actual amount of Taxes is known. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sates or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (1) Landlord pays them or (2) the assessed value of Landlords property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor.

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9. Insurance.

(a) Landlord shall maintain all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses Landlord may, but is not obligated to, maintain such other insurance and additional coverages as reasonably prudent Landlord would maintain, including, but not limited to, commercial liability insurance, flood insurance, and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises (as evidenced on bills or statements from the applicable insurance carrier).

(b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain, and maintain in full force the following insurance coverage: (A) all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant or for Tenant’s benefit; (B) worker’s compensation insurance with no less than the minimum limits required by law; (C) employer’s liability insurance with such limits as required by law; and (D) commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $2,000,000, for a total minimum combined general liability and umbrella limit of $3,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord and Landlord’s agents as additional insureds , insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, contain a hostile fire endorsement or amended pollution endorsement, and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies) Such certificates, or at Landlord’s option, copies of the policies evidencing coverage shall be delivered to Landlord by Tenant at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of the cost.

(c) Tenant may provide self-insurance in lieu of the insurance required in Section 9.(b), whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, which conforms to the practice of large corporations maintaining systems of self-insurance. As a condition to establishing a self-insurance plan in lieu of the insurance provided in Section 9 (b), Tenant shall deliver to Landlord the following: (i) a certificate of an independent actuary or other independent, qualified person reasonably acceptable to Landlord stating that the self-insurance plan is adequate to provide the protection of the insurance policies described in Section 9.(b) and (ii), a balance sheet as of the end of the most recent quarter of the then-current fiscal year of Tenant (or, if the first quarter in such fiscal year has not expired, the last quarter of the previous fiscal year), prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with generally accepted

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accounting principles consistently applied (“GAAP”), accompanied by such accounting firm’s unqualified opinion that the tangible net worth of Tenant exceeds $100,000,000.00. Thereafter, Tenant shall deliver to Landlord as soon as available (and in any event within forty-five (45) days) after the end of each fiscal year, a balance sheet for such fiscal year, prepared by a national firm of certified public accountants (reasonably acceptable to Landlord) in accordance with GAAP, accompanied by such accounting firm’s unqualified opinion that the tangible net worth of Tenant exceeds $100,000,000.00. If at any time Tenant’s tangible net worth is less than $100,000,000.00, Tenant shall be required to immediately obtain and maintain the insurance provided in Section 9 (b). “Tangible Net Worth” means the excess of total assets over total liabilities (in each case, determined in accordance with GAAP excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises).

(d) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment permits insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss; and Landlord hereby waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefore or Landlord would have received had Landlord carried the insurance required to be maintained by Landlord under Section 9 (a), regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance

10. Landlord’s Repairs. This Lease is intended to be a net lease; accordingly, Landlord’s maintenance and repair obligations are limited to the replacement of the Building’s roof and maintenance of the foundation piers and structural members of the exterior walls, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees and contractors excluded. The term “walls” as used in this Section 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Section 6 hereof.

11. Tenant’s Repairs.

(a) Subject to Landlord’s obligation in Section 10, Tenant, at its sale expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, dock doors, plumbing, water, and sewerlines up to the perimeter of the Premises, (or up to points of common connection if such damage to the plumbing, water and sewer lines is caused by tenant) entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and

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air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises, and, subject to Landlord’s obligation in Section 10, any repairs to the roof, shall be at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord’s written election, by Landlord (but at Tenant’s expense). The scope of services and contractors under such maintenance contracts shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice (except in cases of emergency, in which case Landlord shall use commercially reasonable efforts to promptly respond to Tenant’s written notice), Landlord shall have the right but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord’s responsibility pursuant to Section 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant’s repair and maintenance obligations pursuant to this Section 11.

(c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor Subject to Sections 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises

(d) Landlord warrants to Tenant that the plumbing, electrical, mechanical, irrigation, Parking Area and roof systems in and/or serving in the Premises shall be in good working order as of the Commencement Date. Tenant shall have a ninety (90) day period beginning with the Commencement Date to notify Landlord of any defects that exist in any of such systems. If Tenant delivers to Landlord written notice of any such defects, Landlord shall promptly repair the defects in question. All such systems for which Tenant has not delivered to landlord written notice of a defect therein within such 90-day period shall conclusively be deemed to be in good working order and Tenant shall thereafter maintain such systems in good repair and condition as required by this Lease.

12. Tenant-Made Alterations and Trade Fixtures

(a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld for Tenant-Made Alterations that (1) do not affect the structural components or exterior of the Building (including without limitation, roof membrane, the dock and loading

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areas, truck doors, entry doors or windows), or the mechanical, plumbing or building systems of the Building, and (2) are not visible from outside the Premises or Building. Tenant agrees that it shall not be deemed unreasonable for Landlord to condition its consent to any Tenant-Made Alteration on Tenant’s agreement to remove the same and repair any damage caused by such removal at the expiration or earlier termination of this Lease. If Landlord has not consented to the final plans and specifications with respect to such proposed Tenant-Made Alterations to the Premises within twenty (20) business days after submission by Tenant to Landlord of such final plans and specifications, then such plans and specifications, subject to Landlord’s written consent to any changes to such final plans and specifications, shall be deemed approved by Landlord; provided, such final plans and specifications are submitted with a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that unless Landlord notifies Tenant that Landlord is withholding its consent to the submitted final plans and specifications within twenty (20) business days, such plans and specifications shall be deemed approved by Landlord Notwithstanding the foregoing, Tenant may make non-structural, interior Tenant-Made Alterations without Landlord’s consent provided (A) Tenant provides written notice to Landlord prior to the commencement of such non-structural, interior Tenant-Made Alterations; (B) the aggregate cost of all Tenant-Made Alterations does not exceed $50,000 for any twelve (12) month period; and (C) Tenant secures all permits, licenses and approvals required to construct and/or install such Tenant-Made Alterations and provides to Landlord a copy of the same. Tenant shall not have the right, without Landlord’s prior written consent, to make any Tenant—Made Alterations that (i) affect the structural components or exterior of the Building (including without limitation roof membrane, the dock and loading areas, truck doors, entry doors or windows), or the mechanical, plumbing or building systems of the Building, or (ii) are visible from outside the Premises or Building. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

(b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good glades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction not to exceed four percent (4%) of the total cost of such Tenant-Made Alterations Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

(c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

(d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property,

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except to the extent Landlord requires (pursuant to the following sentence) removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. In connection with Landlord’s review and approval of any of Tenant’s proposed Tenant-Made Alterations to the Premises, Landlord may notify Tenant in writing, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, that Landlord will require Tenant to remove such Tenant-Made Alterations prior to the expiration of the Lease Term; however, if Tenant submits plans and specifications to Landlord for proposed Tenant-Made Alterations, additions or improvements to the Premises and delivers a Removal Notice (defined below) to Landlord contemporaneously with such submission by Tenant, and Landlord fails to notify Tenant that Tenant will be required to remove such Tenant-Made Alterations to the Premises at the expiration of the Lease Term, Landlord may not request such removal at the expiration of the Lease Term A “Removal Notice” means a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that Tenant will not be required to remove the Tenant-Made Alterations in question at the end of the Lease Term unless, contemporaneously with Landlord’s notice of approval to Tenant with respect to the improvements in question, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such alterations prior to the expiration of the Lease Term. Notwithstanding the foregoing, if Tenant does not obtain Landlord’s prior written consent for any Tenant-Made Alterations or leasehold improvements to the Premises (whether such approval is required hereunder or otherwise), Tenant shall, at Landlord’s written request, remove all such alterations, additions, improvements, trade fixtures, personal property; equipment, wiring, cabling, and furniture as Landlord may request Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal.

(e) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

13. Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s prior written approval and shall conform in all respects to Landlord’s requirements of which shall be delivered to Tenant by Landlord upon request. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Landlord shall not unreasonably withhold its consent to Tenant’s signage provided (1) such signage complies with all applicable codes, ordinances and other Legal Requirements, (2) such signage is consistent in size, color, materials, and quality with the existing signage of other tenants occupying a similar amount of space at the Project and (3) such signage is compatible with the design and image of the Building and Project. If Landlord has not notified Tenant whether it consents to such sign within twenty (20) business days, then Landlord will be deemed to have consented to such sign; provided, such drawings are submitted contemporaneously with a written notice from Tenant to Landlord that conspicuously states in bold, uppercase typeface that unless Landlord notifies Tenant that Landlord is

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withholding its consent to the proposed sign within twenty (20) business days, such sign shall be deemed approved by Landlord. If Landlord grants its consent, Tenant shall, at its sole risk and expense, erect such sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located (the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain such sign in a good, clean, and safe condition in accordance with the Sign Requirements. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of any sign or other object permitted under this Section 13; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of any sign or other object permitted under this Section 13, including, without limitation, that arising from Landlord’s negligence (other than its sole or gross negligence or intentional misconduct).

14. Parking. Tenant may use up to sixty (60) designated parking spaces in the parking area associated with the Building (the “Parking Area”) subject to such terms, conditions, and regulations as are from time to time applicable to patrons of the Parking Area at no additional cost to Tenant. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Landlord shall not grant parking rights to third-parties to the extent such grant would cause less than sixty (60) parking spaces to be available for Tenant’s use in the Parking Area.

15. Restoration.

(a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time. Landlord or Landlord’s architect or general contractor reasonably estimates it will take to restore the Premises. If Landlord or Landlord’s architect or general contractor estimates the restoration time to exceed 180 days from the date Landlord receives all permits, approvals, and licenses required to begin construction, then Tenant may request in writing within five (5) days following Landlord’s notice that Landlord select a third-party professional construction manager, subject to Landlord’s reasonable approval, to estimate the time it will take to restore the Premises. If Landlord and Tenant cannot mutually agree within three (3) business days of Tenant’s request as to the identity of such third-party professional construction manager, then Landlord and Tenant shall each nominate a professional construction manager, who shall, within two (2) business days thereafter, jointly select one professional construction manager in Dallas, Texas to determine the time needed to restore the Premises (and the determination of such third professional construction manager shall be made as soon as reasonably practicable [but in no event more than 45 days following the damage], shall be deemed final, and, notwithstanding anything else to the contrary in this Lease, may not be arbitrated or thereafter disputed by the parties hereto). If the restoration time is estimated to exceed 180 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord or Landlord’s architect or general contractor estimates that restoration will take 180 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays not caused by Landlord arising from

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the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays not caused by Tenant arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord or Landlord’s architect or general contractor reasonably estimates that it will take more than thirty (30) days to repair such damage.

(b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination.

(c) If such damage or destruction is caused by the act(s) or omission(s) of Tenant, its employees, agents or contractors, Tenant shall pay to Landlord with respect to any damage to the Premises and/or Project the amount of the commercially reasonable deductible under Landlord’s insurance policy within ten (10) days after presentment of Landlord’s invoice. Base Rent and Operating Expenses shall be abated on a reasonable basis for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein. Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16. Condemnation. If any part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

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17. Assignment and Subletting.

(a) Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Landlord agrees not to unreasonably withhold or condition its consent to a proposed assignment of this Lease or subletting of the Premises to a party which (1) is, in the reasonable judgment of Landlord, of a character or reputation or is engaged in a business which would not be harmful to the image and reputation of the Project and can reasonably be expected to perform the obligations of “Tenant” hereunder; (2) will not use the Premises in a manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project; (3) proposes to use the Premises so as to not materially increase the pedestrian or vehicular traffic to the Premises or the Project; and (4) has a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth or Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease. Without limiting the foregoing, Landlord may withhold its consent (and it shall not be deemed unreasonable), to any such assignment or subletting of the Premises to any party (A) which is a governmental entity (or subdivision or agency thereof), (B) would use the Premises, in whole or in part, for other than Tenant’s permitted use hereunder, (C) which is a prospective tenant that has delivered to, or received from, Landlord a written proposal to lease space in the Project before Tenant or its agent contacts such party, (D) which is an occupant of the Project or another project owned by Landlord at the time of such request, or (E) which intends to use, store, or generate any Hazardous Materials in, on or about the Premises. Landlord’s agreement not to unreasonably withhold its consent shall apply only to the first assignment or sublease under this Lease, and Landlord may withhold its consent in its sole discretion to any further or subsequent assignment or sublease. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide written notice within thirty (30) days following the assignment of this Lease to, or entering into any sublease with, any Tenant Affiliate. Notwithstanding the foregoing, and provided no Event of Default then exists under this Lease, Tenant may, without Landlord’s prior written consent, but with at least thirty (30) days written notice thereafter, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity which substantially all of Tenant’s assets are transferred (together with Tenant Affiliates, “Permitted Transferees”), provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (ii) the assignment or successor entity has a tangible net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant at the time it executed this Lease, and otherwise has a financial condition comparable or better than that of Tenant. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any Transfer, other than to a Permitted Transferee. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Permitted Transferee), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or sublease of all or any portion of the Premises by notifying Landlord in writing within three (3) business days following Landlord’s written cancellation notice

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(b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenants obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such assignment or sublease (i e, brokerage commissions, tenant finish work, and the like) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. While any Event of Default exists, in the event that the rent due and payable by a sublessee or assignee (or combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident to) exceeds the rental payable under this Lease as to the portion of the Premises covered thereby, then Tenant shall, be bound and obligated to pay Landlord as additional rent hereunder one hundred percent (100%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

(c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers

18. Indemnification.

(a) Subject to Section 9 (d), Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including reasonable attorneys’ fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant’s failure to perform its obligations under this Lease (other than any loss arising from the sole or gross negligence or intentional misconduct of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS, THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Section 18.

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(b) Subject to Section 9.(d), Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or loss of property occurring in or about the Project (other than the Premises) and arising from the negligence or intentional misconduct of Landlord, its employees, contractors, or agents, and not from the negligence or intentional misconduct of Tenant. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Section 18.

19. Inspection and Access.

(a) Upon forty-eight (48) hours prior verbal notice, which notice shall only be effective upon speaking with Tenant’s Emergency Contact (defined below) or Tenant’s representative for notice as specified on the first page of this Lease (which representative Tenant may elect to change by providing written notification thereof to Landlord as more particularly described in Section 37 (c)), or written notice to Tenant (except in the event of an emergency, in which case Landlord shall provide such notice as is practicable to Tenant’s Emergency Contact by pager or telephone), Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose, and a representative of tenant shall accompany such party during such entry; provided, if a representative of Tenant is not present at the Premises to accompany tenant within one (1) hour after the scheduled entrytime, then Landlord shall reschedule such entry (except in the event of an emergency, in which case, before entering the Premises, Landlord shall wait for a representative of Tenant as long as is practicable under the circumstances after providing notice to Tenant’s Emergency Contact as set forth above), and Tenant shall reimburse Landlord for its reasonable out-of-pocket costs (including the cost and expense of travel to and from the Premises), not to exceed $2,000 per occurrence. Upon forty-eight (48) hours prior verbal notice, which notice shall only be effective upon speaking with Tenant’s Emergency Contact or Tenant’s representative for notice as specified on the first page of this Lease (which representative Tenant may elect to change by providing written notification thereof to Landlord as more particularly described in Section 37 (c)), or written notice to Tenant, Landlord and its agents, representatives, and contractors may enter the Premises for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants, and a representative of Tenant shall accompany such party during such entry, however, Landlord shall not enter the Secure Areas (defined below) with such parties for such purpose without Tenant’s prior written consent, which may be withheld in Tenant’s sole and absolute discretion; provided if a representative of Tenant is not present within one (1) hour after the scheduled entry time, then Landlord shall reschedule such entry, and Tenant shall reimburse Landlord for its reasonable out-of-pocket costs (including the cost and expense of travel to and from the Premises), not to exceed $1,000 per occurrence. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

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(b) Notwithstanding anything in this Lease to the contrary, before carrying out (or allowing any third party to carry out) any inspection, construction, maintenance or repair activities in Tenant’s computer rooms, and other areas of the Premises containing sensitive equipment or equipment containing data and/or other materials which are confidential and proprietary to Tenant and that are clearly marked, identified and physically partitioned to prevent any inadvertent access by Landlord, its agents, employees and contractors (the “Secure Areas”), Landlord shall provide Tenant three (3) days’ prior written notice (except in the case of an emergency, in which case Landlord shall provide such notice as is practicable to Tenant’s Emergency Contact by pager or telephone), of such parties’ intent to carry out such inspection, construction, maintenance or repair work, including the date, time and location in which such work will take place. Tenant shall have the right to monitor and inspect such work at Tenant’s own risk and at Tenant’s sole cost and expense, provided that Tenant shall not interfere with the performance of such work. Notwithstanding anything to the contrary in this Lease, any delay associated with Landlord’s compliance with the terms and provisions of this Section 19 shall not prejudice or penalize Landlord with respect to any of its obligations under this Lease. Before the Commencement Date, Tenant shall provide Landlord the name and twenty-four (24) hour access number (pager or telephone) of an employee of Tenant who can be contacted and will provide access to Landlord twenty-four (24) hours a day, seven days a week in the event Landlord requires access to the Premises, including the Secure Areas, because of an emergency (“Tenant’s Emergency Contact”).

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21. Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations on Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

22. Holding Over. Tenant acknowledges that Tenant shall not have the right to hold over at any time after the expiration or termination of the Lease Term, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as all damages (including attorneys’ fees and expenses) of whatsoever type (including consequential) incurred by Landlord, due to such holding over. If Tenant fails to vacate the Premises after the expiration of the Lease Term with Landlord’s prior written consent, Tenant shall be deemed to be a tenant from month-to-month, and, Tenant shall pay in addition to any other rent or other sums then due Landlord, a monthly base rental equal to 150% of the Base Rent in effect on the expiration date. If Tenant fails to vacate the Premises after the expiration or termination of the Lease Term without Landlord’s prior written consent, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord a daily

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

base rental equal to 200% of the Base Rent in effect on the expiration or termination date, and Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. Whether holding over with or without the consent of Landlord, Tenant shall also be liable for all Operating Expenses incurred during such holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of ten (10) business days or more after Landlord has given written notice to Tenant that such payment is past due, provided that such notice from Landlord shall be in lieu of, and not in addition to, any notice of default required by applicable law; and provided, further, Landlord shall be obligated to give only two (2) such notices per twelve (12) month period, with subsequent payment default to be an Event of Default if such failure to pay shall continue for a period often (10) business days or more from the date such payment was due (without any notice)

(b) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity), provided that if such dissolution or failure to maintain its legal existence occurs because of such party’s failure to file a required filing to any applicable governmental authority, then such failure shall not constitute an Event of Default until fifteen (15) days after such dissolution or failure.

(c) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(d) [Intentionally deleted].

(e) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenants interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

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(g) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Sections 27 and 29 respectively following Landlord’s request for the same.

(h) Tenant shall breach any of the requirements of Section 30 and such failure shall continue for a period of ten (10) days or more after notice from Landlord to Tenant,

(i) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

24. Landlord’s Remedies.

(a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, Landlord may, and Tenant waives formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises. Landlord shall have the right to keep in place and use, or remove and store, all of the furniture fixtures and equipment at the Premises.

(b) If Landlord terminates this Lease, Landlord may recover from Tenant the sum of; all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs and an amount in cash equal to the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease less the then present value of the amount of such Base Rent and other amounts which Landlord shall receive for the remainder of the Lease Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of the then present amount of such Base Rent and other amounts which Tenant proves could reasonably be recovered by reletting the Premises for the remainder of the Lease Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers’ commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new Tenant. In each case, such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

(c) If Landlord terminates Tenant’s light of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant; provided. however (1) Landlord shall not be

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obligated to accept any prospective tenant proposed by Tenant, unless such proposed tenant meets all of Landlord’s leasing criteria and (2) Landlord shall have the right to lease any other space controlled by Landlord first For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable to secure a replacement tenant If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter eject in writing to terminate this Lease for such previous breach.

(d) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge, The terms “enter,” “re-enter,” “entry” or “re-entry:” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Provided Landlord uses commercially reasonable efforts to relet the Premises, Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting

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25. Tenant’s Remedies/Limitation of Liability

(a) Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary so long as Landlord diligently cures to completion). Except as otherwise expressly provided for in this Lease, Tenant’s exclusive remedy for Landlord’s failure to perform any of its obligations under this Lease, subject to the notice and cure provisions in the previous sentence, shall be limited as provided in Section 25 (c). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter; provided, Landlord’s transferee assumes Landlord’s obligations under this Lease. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Landlord’s interest in the Project until such time as Landlord has satisfied all of its obligations with respect to the Construction Allowance (as defined in Exhibit C hereto), thereafter, such liability shall be limited to Landlord’s interest in the Building, and in no event (whether before or after the satisfaction by Landlord of all of its obligations with respect to the Construction Allowance) shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

(b) Tenant and Landlord further agree that forbearance or waiver by Tenant to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Tenant’s right to enforce one or more of its rights in connection with any subsequent default.

(c) If following the Commencement Date Landlord fails to perform its obligations within the time periods specified in Section 25 (a) and such failure materially adversely affects Tenant’s use of the Premises, then Tenant may perform such obligations and Landlord shall reimburse Tenant all actual and reasonable third-party, out-of-pocket costs incurred by Tenant in connection with performing such obligations (other than those which would constitute an Operating Expense had Landlord performed such work, in which case, Landlord shall not be obligated to reimburse Tenant for the pro rata cost thereof and Landlord shall provide Tenant a credit on Tenant’s year end reconciliation of Operating Expenses for such expense as Tenant has already incurred such expense) within thirty (30) days after Tenant delivers to Landlord written demand therefor, accompanied by invoices substantiating Tenant’s claim.

26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

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27. Subordination

(a) Subject to Section 27 (d), this Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Subject to Section 27 (d), Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default.

(b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder” The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. The current mortgage holder is Crow Family Holdings Industrial Limited Partnership, whose address is 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201, Attention: John Killian. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance

(d) Following mutual execution of this Lease, Landlord shall use commercially reasonable efforts to deliver a subordination, non-disturbance, and attornment agreement from any existing mortgage holder in the form of Exhibit J hereto or another form reasonably acceptable to Tenant and the existing mortgage holder; however, Landlord’s failure to deliver such agreement shall not constitute a default hereunder nor affect the subordination of this Lease as provided in Section 27 (a) Notwithstanding anything to the contrary contained herein, the subordination of Tenant’s rights hereunder to any future mortgage holder under this Section 27 shall be conditioned upon such future mortgage holder’s execution and delivery of a subordination, non-disturbance, and attornment agreement in the form of Exhibit J hereto or another form reasonably acceptable to Tenant and such mortgage holder. lf Tenant fails to execute, acknowledge, and deliver a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J (excepting any dates, names of parties and mortgages referenced therein that will have changed) within twenty (20) business days after request of Landlord, then such failure shall be deemed an Event of Default.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the

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Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

29. Estoppel Certificates. Tenant agrees, from time to time, within twenty (20) business days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. Unless otherwise required by Landlord’s mortgage holder or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit I. Tenant shall have the right to modify any estoppel certificate to accurately reflect Tenant’s understanding of the status of this Lease and/or the other conditions or circumstances described in such certificate.

30. Environmental Requirements.

(a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord’s prior written consent; provided, Tenant may store and use diesel fuel, lubricating oil, and other similar products in connection with the Generator (as defined in Section 45 (b)) so long as Tenant complies with the terms of this Lease (including, without limitation, this Section 30 and Section 45 (b) and all Legal Requirements applicable thereto. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

(b) The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances

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Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Sections 4 and 31 1 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any, Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof), natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material. For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording or any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires”. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

(d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Section 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of (excluding, however, any Hazardous Materials existing in the soils encountered by Tenant, its agents, employees, contractors, subtenants, assignees, or invitees in the course of Tenant’s installation of the Cables (as defined in Section 41) and the Tenant Equipment (as defined in Section 45) in accordance with the terms and provisions of Section 41 and Section 45 of this Lease, as applicable) Hazardous Materials or any breach of the requirements under this Section 30, in each case by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 30 shall survive any termination of this Lease.

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(e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises Access shall be granted to Landlord upon Landlord’s forty-eight (48) hours’ prior verbal notice, which notice shall only be effective upon speaking with Tenant’s Emergency Contact or Tenant’s representative for notice as specified on the first page of this Lease (which representative Tenant may elect to change by providing written notification thereof to Landlord as more particularly described in Section 37 (c)), or written notice to Tenant (except in the event of an emergency, in which case Landlord shall provide such notice as is practicable to Tenant’s Emergency Contact by pager or telephone) and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations, and a representative of Tenant shall accompany such party during such entry; provided, if a representative of Tenant is not present at the Premises to accompany Tenant within one (1) hour after the scheduled entry time (except in the event of an emergency, in which case, before entering the Premises, Landlord shall wait for a representative of Tenant as long as is practicable under the circumstances after providing notice to Tenant’s Emergency Contact as set forth above), then Landlord shall reschedule such entry, and Tenant shall reimburse Landlord for its reasonable out-of-pocket costs (including, the cost and expense of travel to and from the Premises), not to exceed $2,000 per occurrence. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant released or placed or caused to be released or placed Hazardous Materials on the Premises or Project in amounts or in a manner that violates any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

(f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Section 30 are in addition to and not in lieu of any other provision in the Lease.

(g) Landlord has provided to Tenant a copy of a Phase 1 Environmental Site Assessment for the Project prepared by Dames & Moore (“Consultant”) dated November 23, 1996 (Project No 34727-001-129), and updated on December 5, 1997, (Project No, 34727-004-121), and updated on January 25, 1999 (Project No. 23639,-068-129), and further updated by a report by MFG Consulting Scientists and Engineers dated December 10, 1999 (Project No 02 - 0043) (the “Report”). Tenant agrees not to release the Report, or a copy of it, or any part of it, or disclose any of the information contained in the Report to any third party (other than Tenant's counsel) without the express prior written consent of Landlord. Such consent shall not be unreasonably withheld as long as the proposed party to whom the report is given executes a letter agreement containing covenants similar to this Section 30 (g). Tenant releases Landlord for any inaccuracies, omissions, or errors contained in the Report. Subject to Landlord’s actual knowledge, Landlord represents that Landlord has delivered a full and complete copy of the Report to Tenant. Tenant agrees it will make whatever independent investigation it feels is necessary to investigate the environmental

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and other conditions of the Building. Tenant agrees that Landlord has no duty to provide it with the Report, to correct any inaccuracies, errors, or omission in the Report to supplement the Report with any additional information, or to provide Tenant with any information concerning the environmental conditions of the Building. Tenant agrees that Landlord considers the Report to be confidential proprietary information and Tenant agrees to maintain the confidentiality and security of the Report information in accordance with the highest standards of confidentiality and security associated with the protection of “trade secrets” Landlord hereby expressly disclaims responsibility for the investigation of the Building by Tenant and further disclaims any responsibility for the contents of the Report. Tenant’s obligations pursuant to this Section 30(g) shall survive the expiration or termination of this Lease.

(h) Landlord agrees not to bring any Hazardous Material upon the Premises or transport, store, use, generate or manufacture or release any Hazardous Material in or about the Premises without Tenant’s prior written consent. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all direct losses, claims, demands, actions suits; damages, expenses, and costs which are brought or recoverable against, or suffered or incurred by Tenant as a result of any release of Hazardous Materials on or about the Premises to the extent of any violation of the Environmental Requirements caused by Landlord, its agents or employees.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project. The rules and regulations shall be enforced by Landlord in a non-discriminatory manner.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder

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of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant and Landlord each represent and warrant to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers, if any, set forth on the first page of this Lease, and Tenant and Landlord agree to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

37. Miscellaneous.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, and if to Landlord, addressed to Landlord at c/o Prudential Real Estate Investors, 8 Campus Drive, 4th Floor, Arbor Circle South, Parsippany, New Jersey 07054-4493, Attention: William H. Anderson, with a copy to c/o Crow Holdings Industrial Trust, 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201, Attention: James C. Hendricks, with a copy to Lewis and Roca LLP, 40 North Central Avenue, Suite 1800, Phoenix, Arizona 85004-4429, Attention: Andy Carper/Tracy Durchslag, and if to Landlord’s current mortgagee, to the address specified in Section 27 or, if different, to the address listed in the non-disturbance, subordination, and attornment agreement. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) [Intentionally Deleted].

(e) At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant’s sole cost and expense. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord’s lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to Landlord’s attorneys, accountants, employees and existing or prospective financial partners as reasonably necessary for the operation of the Project or administration of Landlord’s business, or (4) if disclosure is required by any judicial or administrative order or ruling.

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(f) Neither this lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n) If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys’ fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

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38. Landlord’s Lien/Security Interest [Intentionally Deleted]

39. Limitation of Liability of PRISA, Landlord’s Partners, and Others. Landlord may assign this Lease to PruCrow Industrial Properties, L P, (“PruCrow”) upon PruCrow’s acquisition of the Project or the Building, upon Landlord meeting certain conditions as set forth in a separate written agreement between Landlord and PruCrow. Tenant hereby acknowledges and confirms that it is not a third party beneficiary of any such agreement between Landlord and PruCrow. Tenant further agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, The Prudential Insurance Company of America (one of the limited partners of PruCrow), or “PRISA,” a division within Prudential, or PRISA’s clients, the constituent partners of Landlord (including PruCrow if PruCrow becomes Landlord hereunder) or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

40. Relocation. [Intentionally Deleted]

41. Cable Easements. Landlord grants to Tenant two separate 10’ non-exclusive underground easements the (“Easements”) during the Lease Term, at a location to be reasonably approved by Landlord, across the real property on which Building is located (including the concrete apron and parking lot) for the installation, maintenance, replacement, and repair of fiber optic, telephonic, coaxial and other lines, wires, cables (including the technological derivations of previously described facilities) (collectively, the “Cables”), and Tenant shall repair and restore any damage to the surface caused by Tenant’s installation, maintenance, replacement and repair of such Cables. Upon the installation of any Cable, Tenant shall provide an “as-built” drawing of the Cables, which shall include the dimensions and measurements of the Cable, and a legal description of the Cable’s location. Upon the request of either party, Landlord and Tenant shall, at Tenant’s sole cost and expense, execute an easement agreement in a recordable form reasonably acceptable to Landlord and Tenant evidencing the Easements. Notwithstanding Landlord’s indemnity contained in Section 18 (b), it is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation and removal of the Cables; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their’ respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Cables, including, without limitation, that arising from Landlord’s negligence (other than its sole or gross negligence or intentional misconduct).

42. Fire Protection Provision. Subject to the terms and provisions of this Lease, Tenant may access Landlord wet sprinkler system in the switch area, battery room, and ancillary equipment area of the Premises; provided, such work is coordinated with Landlord and is performed in a good and workman like manner, in accordance with all Legal Requirement and the plans and specifications therefor, which are subject to Landlord’s prior written approval and in a manner so as not to damage the Building or the Building’s mechanical system, or interfere with or disturb other tenants of the Building.

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43. Yard Area. Subject to the terms of this Lease (except as set forth below) and the applicable Legal Requirements, Landlord leases to Tenant and Tenant leases from Landlord, the yard area designated as the “Yard Area” on Exhibit A-2 hereto (the “Yard Area”), situated on a portion of that certain real property legally described in Exhibit A-1 attached hereto, at no additional cost to Tenant. Tenant acknowledges that, subject to the terms of this Lease, the Yard Area shall only be used for storage of electrical and mechanical equipment and the installation, operation, repair and replacement of a diesel generators, together with storage of diesel fuel and other equipment to which Landlord has reasonably agreed in writing to prior to installation, and will be delivered to Tenant by Landlord in its AS-IS condition and Landlord shall have no obligation to furnish any services or provide any improvements or allowance in connection with the Yard Area. Tenant shall operate and maintain the Yard Area, together with all of Tenant’s property in the Yard Area, in good repair and condition. Landlord may require that Tenant, at Tenant’s sole cost and expense, screen the Yard Area with a fence, the size, color, type and location shall be subject to Landlord’s reasonable approval. Sections 11, 12 and 21 of this Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to such fence. Notwithstanding Landlord’s indemnity contained in Section 18,(b), it is the intention of the parties that Tenant bear all risks relating to the installation and removal of such fence, and the use, maintenance, and operation of the Yard Area; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation and removal of such fence, and the maintenance, use, and operation of the Yard Area, including, without limitations, that arising from Landlord’s negligence (other than its sole or gross negligence or intentional misconduct).

44. Security System. Tenant may, at its sole cost and expense, install an electronic security system within the Premises Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure, subject to Section 19, that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that such system shall comply with all Legal Requirements, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from, any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from such system or the malfunctioning thereof in accordance with Tenant’s indemnity contained in Section 18 hereof. Sections 12 and 21 of this Lease shall govern the installation, maintenance and Landlord’s removal rights with respect to such security system.

45. Tenant’s Equipment.

(a) Approval by Landlord. Tenant shall, at its sole cost and expense, provide to Landlord for its prior written approval, detailed plans and specifications for the installation by Tenant within and outside the Premises of all communications switching equipment and associated ancillary equipment used in Tenant’s business operations, including the Generator (defined below), the Transmission Equipment (defined below), HVAC equipment, chillers and condensing units, and all conduits installed by or for Tenant as described below (collectively, “Tenant’s Equipment”).

(b) Generator. Subject to the provisions of Sections 11 and 12, Tenant may install, operate, and maintain up to eight (8) 1,250 Kw diesel fuel generators reasonably necessary for Tenant’s business operations in the Premises for emergency back-up purposes (the “Generator”, which defined term shall also refer to eight (8) associated above-ground 2,000-gallon diesel fuel tanks and all related equipment) at a location on the Building grounds acceptable to Landlord, provided that the installation, maintenance, use, and operation thereof complies with all Legal Requirements, and Tenant receives all approvals, consents,

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and permits required under the Legal Requirements before the installation, maintenance, use, and operation thereof. To the extent that any permits or registrations are required for the installation or operation of the Generator, they shall be obtained in Tenant’s name. Before beginning the installation of the Generator, Tenant shall deliver to Landlord final plans and specifications therefor prepared by an engineer reasonably approved by Landlord and setting forth in detail the design, location, size, and method of installation (including, without limitation, separation walls, interstitial monitoring and ventilation system) for Landlord’s review and approval, together with evidence reasonably satisfactory to Landlord that all Legal Requirements have been satisfied Landlord’s approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with the Legal Requirements; such compliance shall be the sole responsibility of Tenant. The Generator shall be installed and screened in a manner acceptable to Landlord, which shall include, without limitation, the installation of a metal weather-protective covering and a noise dampening system, and no underground storage tanks may be installed or used in connection therewith. Additionally, the generator model, size and weight shall be subject in all respects to Landlord’s prior written approval, not to be unreasonably withheld. Upon approval of the plans and specifications therefor and the size and location thereof, Tenant may install the Generator provided that such work is coordinated with Landlord and is performed in a good and workmanlike manner, in accordance with all Legal Requirements and the plans and specifications therefor and in a manner so as not to damage the Building or materially interfere with the use of any portion of the Building while such installation is taking place; thereafter, Tenant shall use, maintain, and operate the Generator in a good, clean, and safe condition and in accordance with all Legal Requirements. Tenant shall repair all damage caused by the installation, use, maintenance, operation, or removal of the Generator and, upon its removal, restore the portion of the Building grounds where it was located to its condition immediately before the installation thereof. If Tenant fails to do so within thirty (30) days after Landlord’s request, Landlord may perform such work, and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith within thirty (30) days after Landlord’s written request therefor or Landlord may deem the Generator abandoned by Tenant and use such Generator without compensation to Tenant. Tenant shall properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator. Additionally, Tenant shall ensure that the Generator is properly exhausted at all times so no unusual, disruptive or noxious odors emanate therefrom. The Generator shall be installed, used, maintained, operated, and removed at Tenant’s risk and expense and Tenant shall maintain insurance in respect thereof reasonably satisfactory to Landlord, listing Landlord and the Building manager, as additional insureds. Notwithstanding Landlord’s indemnity contained in Section 18.(b), it is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation and removal of the Generator; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Generator, including, without limitation, that arising from Landlord’s negligence (other than its sole or gross negligence or intentional misconduct). All testing of the Generator shall be performed after normal business hours (i.e. on weekends), in accordance with all Legal Requirements, in a manner so as to minimize any noise, interference or disruption to the other tenant’s of the Project, and must be coordinated with Landlord.

(c) HVAC, Chillers and Condensing Units. Landlord hereby grants Tenant, at its sole cost and expense, the right to install, maintain and replace from time to time additional HVAC units, including Liebert units, within the Premises and on the roof of the Premises at a location approved by Landlord, subject to the following: (a) applicable Legal Requirements; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond or warranty maintained by Landlord on the Premises; and (d) any additional HVAC units shall not be visible at street level Before

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installing any additional HVAC units, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord’s reasonable discretion) plans and specifications which (1) specify in detail the design, location and size of the any additional HVAC units and (2) are sufficiently detailed to allow for the installation of the additional HVAC units in a good and workmanlike manner and in accordance with all Legal Requirements. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the additional HVAC units in accordance with Section 11 of this Lease and all Legal Requirements and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install any additional HVAC units. Tenant shall be responsible for the repair of any damage to any portion of the Building or Premises caused by Tenant’s installation of any additional HVAC units. Notwithstanding Landlord’s indemnity contained in Section 18.(b), and Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorneys’ fees) imposed upon or incurred by of asserted against Landlord arising out of Tenant’s installation, maintenance or use of the HVAC units. Upon the installation of additional HVAC units, such HVAC units shall become part of the HVAC system and the exclusive property of Landlord and Tenant shall, in accordance with the provisions of Section 11(A) maintain the HVAC units in a good, safe, and operable condition, (B) not permit or allow to remain any waste or damage to HVAC units, (C) repair or replace any damage to the HVAC units.

(d) Satellite. Landlord hereby grants Tenant, at its sole cost and expense, the right to install, maintain and replace from time to time antennas or satellite devices, including without limitation, GPS antennas, satellite dishes and other communication equipment (hereinafter “Satellite”) on the roof of the Premises at a location approved by Landlord, subject to the following: (a) applicable Legal Requirements; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond or warranty maintained by Landlord on the Premises; (d) the Satellite shall not be visible at street level; and (e) the Satellite does not unreasonably interfere with communications systems of other tenants of the Project Before installing the Satellite, Tenant shall submit to Landlord for its approval (which approval shall be in Landlord’s reasonable discretion) plans and specifications which (1) specify in detail the design, location, size, and frequency of the Satellite and (2) are sufficiently detailed to allow for the installation of the Satellite in a good and workmanlike manner and in accordance with all Legal Requirements. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite in accordance with all Legal Requirements and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install the Satellite. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Satellite while it is on the Building and operate and maintain the Satellite and the screening therefor, if any, in good repair and condition. Tenant may only use the Satellite in connection with Tenant’s business. Tenant shall not allow any third party (other than Permitted Transferees) to use such equipment, whether by sublease, license, occupancy agreement or otherwise, Tenant shall be responsible for the repair of any damage to any portion of the Building or Premises caused by Tenant’s installation, use or removal of the Satellite. The Satellite shall remain the exclusive property of Tenant, and Tenant shall have the right to remove the Satellite at any time during the term of the Lease so long as Tenant is not in default. Tenant shall, at its risk and expense, remove the Satellite, within five (5) days after the occurrence of any of the following events., (A) the termination of Tenant’s right to possess the Premises; (B) the termination of this Lease; (C) the expiration of the Lease Term; or (D) Tenant’s vacating the Premises. If Tenant fails to do so, Landlord may remove the Satellite and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten (10) days after Landlord’s request therefor. Notwithstanding Landlord’s indemnity

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

contained in Section 18.(b) and Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorneys’ fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Satellite.

(e) Installation and Maintenance. Tenant shall, at its sole expense and risk, install Tenant’s Equipment in a good and workmanlike manner in compliance with plans and specifications therefor approved by Landlord and all Legal Requirements and Section 12 (except to the extent specifically set forth in this Section 45 to the contrary). Subject to Sections 11 (b) and 11 (c), Tenant shall be solely responsible for the adequacy and safety of the installation, operation, maintenance, repair and removal of Tenant’s Equipment. Tenant shall be solely liable for any damage or injury arising out of the installation, operation, maintenance, repair and removal of Tenant’s Equipment, including any damage to the Premises, the Project or any property of other tenants or occupants of the Building, other than any damage or injury caused by Landlord’s gross or sole negligence or intentional misconduct. Tenant shall pay to Landlord on demand the cost of repairing any damage to the Project caused by such installation, operation, maintenance, repair or removal of Tenant’s Equipment, and all reasonable costs incurred by Landlord in reviewing and inspecting the installation and operation of Tenant’s Equipment, including the costs and fees of any consulting engineers, roofers, or other contractors hired by Landlord for such purpose.

(f) Infrastructure. Subject to the provisions of Sections 11 and 12, Tenant shall have the right in common with other tenants of the Building, at its sole cost and expense, as part of its installation of Tenant’s Equipment, to upgrade the Building’s infrastructure, including the installation of a dry pipe, pre-action system, an FM 200 fire suppression system (subject to Section 12, Tenant shall have the right, at its sole cost and expense and subject to Legal Requirements, to cap and encase any water pipes or other water mains, whether or not related to the existing fire suppression system).

(g) Non-Interference. Tenant shall operate Tenant’s Equipment in such a manner as not to unreasonably interfere with the maintenance or operation of the Building, including the Building’s HVAC, plumbing, electrical or mechanical systems or the operation of any existing radio or telecommunications equipment operated on or from the Building. In the event of any such interference, Tenant shall suspend operation of Tenant’s Equipment within 24 hours after written notice thereof from Landlord and shall not resume operation of Tenant’s Equipment until such operation is in strict compliance with the foregoing requirements.

(h) Indemnity. Tenant’s indemnification obligations under Section 18 (a) shall also apply to any Loss arising from Tenant’s installation, operation, maintenance, repair or removal of Tenant’s Equipment.

(i) Governmental Notices. Tenant shall promptly provide Landlord copies of any notices, demands or directives received by Tenant from any governmental authority or insurance carrier in connection with the installation, operation, maintenance, repair or removal of Tenant’s Equipment, and Tenant shall promptly comply with all such notices, demands and directives at its sole cost and expense.

46. Interconnection Rights. Landlord acknowledges that the nature of Tenant’s business may require it to interconnect with other telecommunications companies that may also be located in the Building. To facilitate such interconnection, Landlord agrees that Tenant may install and maintain, at its sole expense, one or more relay racks, cages or cabinets in the Premises (the “Meet-Me Room”) Subject to Landlord’s

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

prior written approval and Sections 11 and 12, Tenant may (1) install, maintain and use cables, conduits, wires, cable ducts, telephone closets and ladder racks for the conduct of its business between the Premises and other parts of the Building, and (2) directly connect to, interface with, or otherwise attach to the lines and facilities of the public utilities furnishing electrical or telephone services to the Building, for additional electrical energy and telephone connections by separate means of entry from adjoining streets to, and core drilling of, the Building’s core structural walls and from the Building’s core structural walls, by diverse paths, to the Premises. The cost of installation, operation, use and maintenance of the foregoing modifications or improvements (including telecommunications cabinets, relays, and cages) shall be borne solely by Tenant. All modifications or improvements just described are herein collectively referred to as the “Interconnection Equipment” Tenant, at its sole cost and expense, shall comply with all Legal Requirements relating to the installation, operation, maintenance, repair or removal of the Interconnection Equipment. Tenant’s indemnification obligations under Section 18 (a) shall also apply to any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property arising from Tenant’s installation, operation, maintenance, repair or removal of the Interconnection Equipment.

47. Collocation. Landlord acknowledges that Tenant’s business to be conducted in the Premises may require the installation in the Premises of certain communications equipment by certain licensees, customers, competitors of Tenant, and others (each, a “Collocation Party”) to permit such Collocation Parties to enter the Premises from time to time and to interconnect with equipment located on the Premises or to permit Tenant to manage or operate such Collocation Parties’ equipment, or otherwise as may be required pursuant to applicable Legal Requirements. Landlord agrees that such collocations shall not be an assignment, sublease or other Transfer under Section 17 provided that no Collocation Party or other party thereto shall have any interest or any real property rights in this Lease or the Premises or any part thereof, and any agreement between Tenant and such parties shall not give or purport to give such parties any interest or real property rights in this Lease or the Premises or any part thereof.

[SIGNATURES ON FOLLOWING PAGE]

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:	QWEST COMMUNICATIONS CORPORATION, a Delaware corporation

By:
Name:
	Title:	Sr. Dir. Real Estate

LANDLORD:	CRI INDUSTRIAL DEVELOPMENT, L.P., a Texas limited partnership

	By:	CFH-Acquisitions, L.L.C., a Delaware limited liability company, its sole general partner

		By:	Crow Family Holdings Industrial Limited Partnership, a Delaware limited partnership, its sole member

		By:	CFH Industrial Trust, Inc., a Maryland corporation, its sole general partner

			By:	/s/ David Confer
David Confer, Vice-President

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

Rules and Regulations

In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (except incidental cooking by microwave oven as is generally consistent with office uses) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

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EXHIBIT A

OUTLINE OF PREMISES

A-1

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EXHIBIT A-1

LEGAL DESCRIPTION

BEING a tract of land situated in the Thomas Easter Survey, Abstract No. 474 Tarrant County, Texas and being a part of Lot 1, Block 2, of the Heritage Business Park an addition to the City of Grapevine recorded in Cabinet A, Slide 3472 (PRTCT) and being more particularly) described as follows:

COMMENCING at a  1/2-inch iron rod with a yellow plastic cap stamped “Halff Assoc,. Inc.” (hereafter referred to as “with cap”) found on the south line of said Heritage Business Park for the southwest corner of said Lot 1, Block 2, and being the northwest corner of Block B, Heritage Industrial Park, an Addition to the City of Southlake recorded in Volume 388-212, Page 20, PRTCT, said point also being on the east right-of-way line of Nolen Drive (a 60 foot right-of-way) at its intersection with the northerly line of S. Kimball Avenue;

THENCE North 89 degrees 52 minutes 56 seconds east departing said east line and along said south line and the north line of said Block B, a distance of 72501 feet to a  1/2-inch iron rod with cap found for the POINT OF BEGINNING of the herein described tract of land.

THENCE North 00 degrees 22 minutes 04 seconds West, departing said north and south lines, a distance of 988.84 feet to a scribed “crow’s foot” in concrete found on the south right-of-way line of industrial Boulevard (60 foot right-of-way);

THENCE North 89 degrees 24 minutes 56 seconds East, along said south right-of-way line, a distance of 975 30 feet to a  1/2-inch iron rod with cap set for corner at the northeast corner of said Lot 1, Block 2, and being the northwest corner of Lot 2, Block 2;

THENCE South 00 degrees 35 minutes 04 seconds East, departing said southerly right-of-way line and along the common line between Lots 1 and 2 of Block 2, a distance of 130.00 feet to a  1/2-inch iron rod with cap found for corner;

THENCE South 28 degrees 46 minutes 47 seconds West continuing along said common line, a distance of 126 16 feet to a  1/2-inch iron rod with cap found for corner;

THENCE South 00 degrees 35 minutes 04 seconds East continuing along said common line, a distance of 400.00 feet to a  1/2-inch iron rod with cap found for corner on the northwesterly line of a tract of land described in deed to Dallas Area Rapid Transit Property Acquisition Corporation (100 foot right-of-way);

THENCE South 58 degrees 21 minutes 12 seconds West, along said northwesterly line, a distance of 722.62 feet to a  1/2-inch iron rod with cap found for corner, and being on the east line of said Block B, Heritage Industrial Park;

THENCE North 00 degrees 44 minutes 04 seconds West, along the common line between said Block Band said Lot 1, Block 2, a distance of 23 53 feet to  1/2-inch iron rod with cap found for corner;

A-1-2

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THENCE South 89 degrees 52 minutes 56 seconds West continuing along said common line, a distance of 298.12 feet to the POINT OF BEGINNING AND CONTAINING 815,728 square feet or 18 726 acres of land, more or less

A-1-3

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EXHIBIT B

OUTLINE OF YARD AREA

B-1

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EXHIBIT C

CONSTRUCTION ADDENDUM

(Construction Allowance)

ATTACHED TO AND A PART OF LEASE AGREEMENT

DATED JANUARY 26, 2000 BETWEEN

CRI INDUSTRIAL DEVELOPMENT, L.P. (LANDLORD)

and

QWEST COMMUNICATIONS CORPORATION (TENANT)

This Construction Addendum shall be deemed a part of and is hereby incorporated into, that certain Lease referenced above. Any capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Lease.

1.	Plans.

(a) Space Plan. Tenant’s designated space planner and/or architect (“Space Planner”), shall prepare and deliver to Landlord a space plan for the Premises showing the location of all partitions and doors and the lay-out of the Premises. Tenant’s Space Planner shall be duly licensed in the state in which the Premises are located and shall be subject to the reasonable approval of Landlord Landlord will approve or disapprove in writing the space plan within ten (10) business days after receipt from Tenant, and if disapproved, Landlord shall provide Tenant with specific reasons therefor. Tenant shall cause its Space Planner to revise such disapproved space plan within three (3) business days after receipt of Landlord’s written reasons for such disapproval and Landlord shall approve or disapprove in writing the revised space plan within ten (10) business days after receipt from Tenant. The foregoing process shall be repeated until Landlord has approved the space plan (such space plan, when approved by Landlord, is herein referred to as the “Space Plan”)

(b) Compliance With Laws. Tenant shall cause the construction of the Tenant Improvements (as defined herein) to be completed in accordance with all applicable Legal Requirements, including without limitation, all applicable zoning ordinances

(c) Construction Plans. Within fifteen (15) days after Landlord’s approval of the Space Plan, Tenant’s Space Planner and engineer will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the “Construction Plans”) of all tenant improvements requested pursuant to the Space Plan (all such improvements required by the Construction Plans are herein called the “Tenant Improvements”), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets, and Building standard heating, ventilation and air conditioning equipment and controls. Within ten (10) business days after Tenant delivers its proposed construction plans to Landlord, Landlord shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing, and if disapproved, Landlord shall provide Tenant specific reasons therefor. Tenant shall cause the disapproved construction plans to be revised within three (3) business days after receipt of Landlord’s

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

written reasons for such disapproval and Landlord shall approve or disapprove in writing the revised construction plans within ten (10) business days after receipt from Tenant The foregoing process shall continue until the construction plans are approved by Landlord.

(d) Change Orders. Tenant may request changes in the final Construction Plans and drawings consisting of non-structural additions, deletions, value engineering items or other revisions to the Tenant Improvements and extensions of the progress schedule, which such changes shall be subject to Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold for non-structural interior changes reasonably requested by Tenant. Within five (5) business days following Tenant’s change request, Landlord shall approve or disapprove such change request, and if approved, the parties will evidence agreement to such changes by signing change orders (each a “Change Order”) Upon the signing of a Change Order, Tenant shall diligently prosecute the changes in accordance with the requirements of that Change Order.

2.	Construction and Costs of Tenant Improvements:

(a) Construction Obligation and Construction Allowance. Promptly following Landlord’s approval of the Construction Plans, Landlord shall deliver possession of the Premises to Tenant and Tenant shall construct the Tenant Improvements in a good and workmanlike manner in accordance with the Construction Plans, using a contractor or contractors approved in writing by Landlord before the commencement of construction (such contractor or contractors are collectively referred to herein as “Tenant’s Contractors”, whether one or more). The cost of the construction of the Tenant Improvements, including the cost of preparing the Space Plan and the Construction Plans shall be at Tenant’s expense; provided, however, Landlord shall pay to Tenant’s Contractors at Tenant’s Space Planner the actual costs thereof up to a maximum allowance of $30.00 per rentable square foot in the Premises (which accordingly excludes the Yard Area) (the “Construction Allowance”). The Construction Allowance shall be used solely for payment of the sums to be paid to Tenant’s Contractors for construction of the interior Tenant improvements (the “Contract Sum”), the payment of architectural, space planning and engineering fees, any all licensing or permit fees related to the interior Tenant Improvements and Tenant’s Equipment (collectively, the “Permitted Costs”) For purposes of the Construction Allowance, the Tenant Improvements shall consist solely of interior improvements to the Premises, and regardless of whether landlord approves Tenant’s construction of improvements to the exterior of the Building, Landlord shall have no obligation to pay any amount of the Construction Allowance for the construction of improvements to the exterior of the Building, for the purchase of personal property, or for any other cost that is not a Permitted Cost. In consideration for Landlord’s construction services. Tenant shall pay to Landlord a construction supervision fee equal to $50,000.

(b) Payment. Subject to the following requirements, Tenant’s Contractor shall be paid in progress payments as Tenant’s Contractor completes the Tenant Improvements in accordance with the Construction Plans Requests for such disbursements shall be made on the AlA application for payment and such disbursements shall be made no more often than once per 30 days. Landlord shall make disbursements up to the amount of the Construction Allowance to Tenant’s Contractors, provided all of the following conditions shall have been satisfied to Landlord’s reasonable satisfaction: (1) Tenant has first paid from its own funds any Excess Costs (defined below); (2) Landlord shall have received executed lien waivers for all work completed as of the date of payment; and (3) all work completed as of the date of payment shall have been, in Landlord’s judgment, completed in a good and workmanlike manner following inspection by Landlord of such work Notwithstanding the satisfaction of the above conditions, Landlord shall be entitled

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

to retain a ten percent (10%) retainage (the “Retainage”) to protect the Premises from future mechanic’s liens Any Retainage will be paid by Landlord to Tenant’s Contractors within thirty (30) days after the date upon which Tenant’s Contractors fully complete the Tenant Improvements, including any punchlist items (the “Final Completion Date”). Prior to the commencement of construction, Tenant shall furnish to Landlord a complete list of all subcontractors and suppliers who will furnish labor and/or materials in furtherance of the Tenant improvements (“Contractor List”.) The Contractor List shall be amended prior to each application for payment to reflect additions or deletions from such list. Tenant shall notify Landlord fifteen (15) days prior to the anticipated date of substantial completion of the Tenant Improvements, at which time Landlord and Tenant shall arrange for Landlord’s inspection of the Tenant Improvements. Following such inspection Landlord shall have the option to cause an additional punchlist to be prepared (“Landlord’s Punchlist”) setting forth those Tenant Improvement items that are not completed and/or that Landlord desires to be corrected Tenant shall cause Tenant’s Contractors to complete and/or remedy the items set forth in Landlord’s Punchlist within thirty (30) days after the delivery of Landlord’s Punchlist.

(c) Unused Allowance. If any portion of the Construction Allowance remains unexpended after the earlier of: (a) the payment of the Permitted Costs, and (b) 210 days following the Commencement Date, then the unexpended portion of the Construction Allowance shall become and remain the sole property of Landlord, and neither Tenant nor Tenant’s Contractors shall have any right or interest therein.

(d) Excess Costs. If the total Permitted Costs exceeds the Construction Allowance, then Tenant, at its sole cost and expense, shall pay all such excess costs “Excess Costs”) to the appropriate contractors and provide Landlord reasonable evidence thereof (which shall occur prior to Landlord’s disbursing the Construction Allowance) Failure of Tenant to pay to Landlord or Tenant’s Contractors any Excess Costs when due shall be deemed an Event of Default under the Lease. Landlord makes no representation or warranty whatsoever as to the total costs of the Tenant Improvements and Tenant acknowledges that the costs of the Tenant Improvements may exceed the Construction Allowance.

(e) Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed, Tenant shall immediately cause the same to be released of record, and if within ten (10) days following such filing, Tenant fails to cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord, and such obligation shall bear interest at the rate provided for in the Lease from the date of payment by Landlord until the date paid by Tenant.

(f) Assignment of Warranties. Following substantial completion of the Tenant Improvements, Tenant agrees to enforce for the benefit of Landlord all warranties and guaranties received in connection with any and all improvements to the Premises during the term of the Lease

3. Commencement Date Unless an earlier date is specified on the first page of the Lease to which this Construction Addendum is attached, the Commencement Date of the Lease will occur on February 1, 2000, regardless of whether the Tenant Improvements are substantially completed or not by such date. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant, nor shall such failure

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

serve to extend the term of the Lease. Tenant shall cause the Tenant Improvements to be substantially completed no later than one hundred eighty (180) days after the Commencement Date or the same shall be deemed an Event of Default hereunder. Any entrance into or occupation of the Premises and/or the Project by Tenant, its employees, agents or Tenant’s Contractors prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease (other than the payment of Base Rent and Operating Expenses), including without limitation, the indemnity obligations of Paragraphs 18 and 30 therein, which shall be in addition to, and not in lieu of, the indemnity obligations of Paragraph 5 herein.

4. Insurance. On or before the commencement of construction of the Tenant improvements, Tenant, at Tenant’s sale cost and expense (and not as a Permitted Cost) shall obtain and thereafter maintain, all insurance listed in Paragraph 9(b) of the Lease, in the form required pursuant to the Lease. In addition to such insurance, Tenant’s Contractors and other agents of Tenant, at their sole cost and expense (and not as a Permitted Cost unless part of the Contract Sum), must obtain and maintain commercial general liability insurance coverage, builder’s risk insurance, and workmen’s compensation insurance, all in amounts and with companies and on forms as Landlord may consider reasonable or appropriate for its protection. Such liability insurance shall name Landlord, Landlord‘s property manager and Landlord’s mortgagee (if any) as additional insureds, and the builder’s risk insurance shall name Landlord and Landlord’s mortgagee (if any) as loss payee Tenant shall deliver to Landlord evidence of such insurance, including duplicate copies of such insurance policies if requested by Landlord, prior to the commencement of construction of the Tenant Improvements.

5. Indemnity. Tenant does hereby assume all risk of loss or damage to its machinery, equipment, fixtures, and other personal property and to indemnity, defend (with counsel reasonably acceptable to Landlord), and hold Landlord and Landlord’s agents harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Building or the property of Landlord, and any death or personal injury to any person or persons arising out of Tenant’s and/or Tenant’s Contractors’ construction work in or about the Premises, (other than any loss arising from the sole or gross negligence or intentional misconduct of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT.

6. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change their respective representative upon three (3) days’ written notice to the other:

Landlord’s Representative:	Name:	Robert McFarlane
	Address:	2200 Ross Avenue, Suite 3700
Dallas, Texas 75201
	Phone:	214-979-6369

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

Tenant’s Representative:	Name:	Bob Bachmeier
	Address:	13952 Denver West Parkway
Building 53, Suite 200
Golden, Colorado 80401
	Phone:	303-445-7119

7 . “As Built” Plans. Within thirty(30) days after completion of the Tenant Improvements, Tenant shall deliver to Landlord four (4) copies of “as built” drawings and plans for the Tenant Improvements, together with a CAD disk containing electronic versions of such drawings and plans.

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

EXHIBIT D

RENEWAL OPTION

(Market Rate - Two Renewal Options)

ATTACHED TO AND A PART OF LEASE AGREEMENT

DATED JANUARY 26, 2000 BETWEEN

CRI INDUSTRIAL DEVELOPMENT, L.P. (LANDLORD)

and

QWEST COMMUNICATIONS CORPORATION (TENANT)

1. Provided that as of the time of the giving of the First Renewal Notice and the Commencement Date of the First Renewal Term (as those terms are hereinafter defined), (x) Tenant is the Tenant originally named herein or a Permitted Transferee, (y) Tenant, a Permitted Transferee and/or Collocation Parties actually occupy all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “First Renewal Term”) commencing on the day following the expiration of the Lease Term (hereinafter, referred to as the “Commencement Date of the Renewal Term”). Tenant shall give Landlord written notice (hereinafter called the “First Renewal Notice”) of its election to extend the term of the Lease Term at least one (1) year, but not more than two (2) years, prior to the scheduled expiration date of the Lease Term.

2. Provided that as of the time of the giving of the Second Renewal Notice and the Commencement Date of the Second Renewal Term (as those terms are hereinafter defined), (x) Tenant is the Tenant originally named herein or a Permitted Transferee, (y) Tenant, a Permitted Transferee and/or Collocation Parties actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Renewal Term, then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “Second Renewal Term”) commencing on the day following the expiration of the First Renewal Term (hereinafter referred to as the “Commencement Date of the Second Renewal Term”). Tenant shall give Landlord written notice (hereinafter called the “Second Renewal Notice”) of its election to extend the term of the Lease term at least one (1) year, but not more than two (2) years, prior to the scheduled expiration date of the First Renewal Term. The First Renewal Term and the Second Renewal Term shall be collectively referred to hereinafter as the “Renewal Term.” The First Renewal Notice and the Second Renewal Notice are individually and collectively referred to herein as the “Renewal Notice.”

3. The Base Rent payable by Tenant to Landlord during the First Renewal Term shall be the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term and the credit of Tenant (the “Market Rental Rate”). The Market Rental Rate shall not be reduced by reason of any costs or expenses not incurred by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).

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CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 150 days prior to the expiration of the Lease, then Tenant may require, by delivering written notice to Landlord at least 140 days prior to the expiration of the Lease, that the determination of the Market Rental Rate be made by brokers. In such event, within ten (10) days thereafter, each party shall select a qualified commercial real estate broker with at least ten (10) years experience in appraising property and buildings in the city or submarket in which the Premises are located. The two brokers shall give their opinion of prevailing rental rental within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20 day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall immediately (within five (5) days) choose either the determination of Landlord’s broker or Tenant’s broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Market Rental Rate by the brokers, the parties shall equally share the costs of any third broker. The parties shall immediately execute the Amendment as set forth below.

4. The Base Rent payable by Tenant to Landlord during the Second Renewal Term shall be the then prevailing Market Rental Rate. The Market Rental Rate shall not be reduced by reason of any costs or expenses not incurred by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 150 days prior to the expiration of the First Renewal Term, then the parties will follow the determination process described in paragraph 3 above.

5. The determination of Market Rental Rate does not reduce the Tenant’s obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Renewal Term.

6. Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to renew or extend the Lease, or rights of first refusal.

7. If Tenant does not give either Renewal Notice within the periods set forth in subparagraphs (a) and (b) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of either Renewal Notice.

8. Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Commencement Date of the Renewal Term in “as is” condition.

9. If the Lease is extended for one or both Renewal Terms, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension to the Lease Term and the other provisions applicable thereto (the “Amendment”).

10. If Tenant exercises its right to extend the term of the Lease for one or both Renewal Terms pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Renewal Terms except as provided in paragraph 6 above.

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CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

EXHIBIT E

RIGHT OF FIRST REFUSAL FOR HERITAGE BUSINESS PARK BUILDING VI

ATTACHED TO AND A PART OF LEASE AGREEMENT

DATED JANUARY 26, 2000 BETWEEN

CRI INDUSTRIAL DEVELOPMENT, L.P. (LANDLORD)

and

QWEST COMMUNICATIONS CORPORATION (TENANT)

1. “Building VI Refusal Space” shall mean the 191,000 square feet in Heritage Business Park Building VI, as depicted on Exhibit I attached hereto.

2. Subject to the then existing renewal or expansion options of other tenants (as provided in Section 3 of this Addendum) and subject to that certain lease to be entered into between Landlord and GroceryWorks.Com, Inc., as tenant, dated on or about the date hereof (including options held by GroceryWorks.Com, Inc), and that certain lease to be entered into between Landlord and Barton Graphics, lnc., or its affiliate (“Barton Graphics”), as tenant, dated on or about the date hereof (including options held by Barton Graphics, or its affiliate), and provided that as of the date of the giving of the Offer Notice (as hereinafter defined), (a) Tenant is the Tenant originally named herein or a Permitted Transferee, (b) Tenant, a Permitted Transferee and/or Collocation Parties actually occupy all of the Premises originally demised under this Lease and any premises added to the Premises, and (c) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Building VI Refusal Space shall expire and if Landlord intends to enter into a lease (the “Proposed Lease”) for such Building VI Refusal Space with anyone (a “Proposed Tenant”) other-than the tenant then occupying such space (or its affiliates) Landlord shall first offer to Tenant the right to include the Building VI Refusal Space within the Premises upon all the terms and conditions of the Proposed Lease (it being understood Landlord may deliver an Offer Notice with respect to the Building VI Refusal Space simultaneously to GroceryWorks.Com, Inc and any other tenants holding superior rights to the Building VI Refusal Space (as provided in Section 3 of this Addendum) and Tenant, and, regardless of Tenant’s acceptance of such offer notice, Tenant’s rights shall remain subordinate to GroceryWorks Com, Inc. and any other tenants holding superior rights to the Building VI Refusal Space, and Tenant shall have no right to lease such space unless GroceryWorks Com, Inc. and any other tenants holding superior rights to the Building VI Refusal Space (as provided in Section 3 of this Addendum) waive or decline their rights to such space).

3. Such offer shall be made by Landlord to Tenant in a written notice (the “Offer Notice”) which offer shall designate the space being offered , and shall specify the terms for such Building VI Refusal Space which shall be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer, Notice by delivering to Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If a tenant with superior rights to Building VI Refusal Space accepts an offer for such space or if Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Building VI Refusal Space designated in the Offer Notice,

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CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

Landlord shall be under no further obligation with respect to such space by reason of this Addendum and Tenant’s rights under this Addendum shall be subordinate to the rights of the Tenant that leased such space (including renewal and expansion options); provided Landlord enters into a lease with the Proposed Tenant, or another tenant, on economic terms not less than eighty-five percent (85%) similar to the economic terms described in the Offer Notice within one hundred eighty (180) days after delivery of the Offer Notice to Tenant. If Landlord does not lease the Building VI Refusal Space pursuant to the Offer Notice, or if other portions of the Building VI Refusal Space become available during the Lease Term, then Landlord shall be obligated to provide additional Offer Notice(s) to Tenant pursuant to this Exhibit E. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Building VI Refusal Space as long as it has received a description of such material economic terms.

4. Tenant must accept all Building VI Refusal Space offered by Landlord at anyone time if it desires to accept any of such Building VI Refusal Space and may not exercise its light with respect to only part of such space. In addition, If landlord desires to lease more than just the Building VI Refusal Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Building VI Refusal Space.

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CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement

EXHIBIT 1

DEPICTION OF BUILDING VI REFUSAL SPACE

E-1-1

CONFIDENTIAL & PROPRIETARY Subject to Audit Protective Agreement